Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the common stock, no par value per share, of Birner Dental Management Services, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:   May 11, 2016

/s/ Mark A. Birner, DDS
Mark A. Birner, DDS

/s/ Lee Schlessman
Lee Schlessman

/s/ Elizabeth Genty
Elizabeth Genty

JOINT FILING AGREEMENT
WHEREAS, certain of the undersigned are shareholders, direct or beneficial of Birner Dental Management Services, Inc., a Colorado corporation (the “Company”); and

WHEREAS, Mark A. Birner, DDS, Lee Schlessman and Elizabeth Genty wish to form a group for the purpose of exercising rights as shareholders of the Company and for the purpose of taking all other action necessary to achieve the foregoing.

NOW, IT IS AGREED, this 11th day of May, 2016, by the parties hereto:

1.
In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company. Each member of the Group shall be responsible for the accuracy and completeness of his/its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows or has good reason to know that such information is inaccurate. Mark A. Birner, DDS, or his representatives shall provide each member of the Group with copies of all Schedule 13D filings and other public filings to be filed on behalf of such member prior to the filing or submission thereof.

2.
So long as this agreement is in effect, each of the undersigned shall provide written notice to Mark A. Birner, DDS of (i) any of their purchases or sales of securities of the Company or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership. Notice shall be given no later than 24 hours after each such transaction.

3.
Each of the undersigned agrees to form the Group for the purpose of taking such actions relating to their voting rights regarding securities of the Company necessary or advisable to achieve the foregoing.

4.
Mark A. Birner, DDS shall have the right to pre-approve all expenses incurred in connection with the Group’s activities and agrees to pay directly all such pre-approved expenses on a pro rata basis among the Group based on the number of Shares in the aggregate beneficially owned by each Member of the Group on the date hereof.

5.
Each of the undersigned agrees that any SEC filing, press release or shareholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in Section 3 shall be first approved by all parties, which approval shall not be unreasonably withheld by any of them.

6.
The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he/she deems appropriate, in his/her sole discretion, provided that all such sales are made in compliance with all applicable laws.

7.
This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.

8.
In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of Colorado.

9.	Any party hereto may terminate his/its obligations under this Agreement on 24 hours’ written notice to all other parties.

10.	Each of the undersigned parties hereby agrees that this Agreement shall be filed as an exhibit to a Schedule 13D pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

/s/ Mark A. Birner, DDS
Mark A. Birner, DDS

/s/ Lee Schlessman
Lee Schlessman

/s/ Elizabeth Genty
Elizabeth Genty